Exhibit 15(b)
                          [LOGO] ZARLINK
                                 SEMICONDUCTOR

Dear Shareholder:

The Board of Directors and management of Zarlink Semiconductor Inc. cordially invite you to attend the Company's 2006 Annual Meeting of Shareholders. The meeting will take place at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m. on Tuesday, July 25, 2006. Related to this, you will find enclosed the Company's annual report, notice of meeting, proxy circular and form of proxy for the meeting.

It is important that all shareholders be represented at the meeting. If you are unable to attend, please take a moment to complete, date and sign the enclosed form of proxy, and return it as instructed.

Please refer to my Chairman's letter and the President's letter in the annual report for our detailed comments on the state of the Company's business.

We look forward to seeing you at the meeting.

Yours truly,

/s/ Henry Simon
------------------------------
Dr. Henry Simon
Chairperson of the Board

                          [LOGO] ZARLINK
                                 SEMICONDUCTOR

                    Notice of Annual Meeting of Shareholders

      Notice is hereby given that the Annual Meeting of Shareholders of Zarlink Semiconductor Inc. (the "Company") will be held at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, on Tuesday, July 25, 2006, at 10:30 a.m., for the following purposes:

1. to receive the consolidated financial statements of Zarlink Semiconductor Inc. in accordance with both United States and Canadian GAAP for the fiscal year ended March 31, 2006 and the Auditors' Report thereon;

2.    to elect directors;

3.    to appoint auditors; and

4. to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Management Proxy Circular and the Form of Proxy prepared in respect of the Annual Meeting accompany this notice.

Ottawa, Ontario, June 9, 2006.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Donald G. McIntyre
                                            ------------------------------------
                                            Donald G. McIntyre
                                            Secretary

--------------------------------------------------------------------------------
In order to be represented by proxy at the Annual Meeting, you must complete, date and sign the enclosed Form of Proxy, or other appropriate form of proxy and, in either case, (i) deliver the completed proxy to the Company's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed envelope enclosed, or (ii) submit the completed proxy to Computershare Trust Company of Canada, facsimile number (416) 981-9800, at the latest 48 hours prior to the day of the Annual Meeting, or any adjournment thereof.
--------------------------------------------------------------------------------

                            MANAGEMENT PROXY CIRCULAR

                                TABLE OF CONTENTS

MANAGEMENT PROXY CIRCULAR .................................................    1
SOLICITATION OF PROXIES ...................................................    1
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF ...............................    1
APPOINTMENT AND REVOCATION OF PROXIES .....................................    3
VOTING OF PROXIES .........................................................    3
CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT ....................    4
ELECTION OF DIRECTORS .....................................................    4
   Independence and Board Committees ......................................    7
EXECUTIVE COMPENSATION ....................................................    8
   Summary Compensation Table .............................................    8
   Director, CEO and Executive Share Ownership ............................   10
   1991 Stock Option Plan for Key Employees and Non-Employee Directors ....   11
      Option Grants During Fiscal 2006 ....................................   12
      Aggregated Options Exercised During Fiscal 2006
        and Fiscal Year-End Option Values .................................   14
REPORT ON EXECUTIVE COMPENSATION ..........................................   15
   Composition of the Compensation Committee ..............................   15
   General Principles of Executive Compensation ...........................   15
   Base Salary ............................................................   15
   Annual Incentive Compensation Arrangements .............................   16
   Long-Term Incentive ....................................................   16
   Compensation of the President and Chief Executive Officer ..............   17
PERFORMANCE GRAPH .........................................................   17
EMPLOYMENT AGREEMENTS .....................................................   18
EQUITY COMPENSATION PLAN INFORMATION ......................................   21
COMPENSATION OF NON-EMPLOYEE DIRECTORS ....................................   21
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS .........   22
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE ..............................   22
STATEMENT OF CORPORATE GOVERNANCE PRACTICES ...............................   23
AUDIT COMMITTEE MEMBERS ...................................................   24
   Education and Experience ...............................................   24
REPORT OF THE AUDIT COMMITTEE .............................................   25
APPOINTMENT OF AUDITORS ...................................................   26
SHAREHOLDERS' PROPOSALS ...................................................   27

OTHER MATTERS .............................................................   27
ADDITIONAL INFORMATION ....................................................   27
DIRECTORS' APPROVAL .......................................................   28

                          [LOGO] ZARLINK
                                 SEMICONDUCTOR

MANAGEMENT PROXY CIRCULAR

      This Management Proxy Circular (the "Circular") is furnished in connection with the solicitation of proxies by the Board of Directors and management of Zarlink Semiconductor Inc. (the "Company"), on behalf of the Company, for use at the Annual Meeting (the "Meeting") of the holders of the common shares of the Company to be held on July 25, 2006 at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m., and any adjournment thereof, for the purposes set out in the Notice of Annual Meeting of Shareholders.

      Minutes of the 2005 Annual Meeting of Shareholders are available for viewing on the Company's website at ir.zarlink.com/corp_gov/

      All dollar amounts in this Circular are in United States dollars unless otherwise stated.

SOLICITATION OF PROXIES

      It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited by employees or agents of the Company, personally, in writing, by email or by telephone. The cost of such solicitation will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      Only the holders of common shares of the Company of record (the "Shareholders") at the close of business on June 2, 2006 (the "Record Date") will be entitled to receive notice of the Meeting. They will also be entitled to vote at the Meeting. Each Shareholder is entitled to one vote for each common share registered in the name of such Shareholder. As at June 2, 2006, there were 127,323,823 common shares outstanding.

      The Company shall prepare, no later than 10 days after the Record Date, an alphabetical list of Shareholders entitled to vote at the Meeting that indicates the number of shares held by each Shareholder. The list of Shareholders entitled to vote at the meeting is available for inspection during usual business hours at the office of the Company's transfer agent and registrar, Computershare Trust Company of Canada, located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1.

      To the knowledge of the directors and senior officers of the Company, as of June 2, 2006, no person or corporation owned, directly or indirectly, or exercised control or direction over more than 10% of the outstanding common shares of the Company. However, the following entities have reported to the U.S. Securities and Exchange Commission ("SEC") ownership of more than 5% of the outstanding common shares:

--------------------------------------------------------------------------------
           Beneficial Owner                     Common Shares     Per Cent
--------------------------------------------------------------------------------
CAM North America, LLC; Salomon Brothers          10,153,090       8.0%(1)
Asset Management Inc.; and Smith Barney
Fund Management LLC
--------------------------------------------------------------------------------
McLean Budden Limited on behalf of itself         11,459,285       9.0%(2)
and its Institutional Client, Canadian
Equity Growth Fund
--------------------------------------------------------------------------------
Aquilon Capital Corp.                              6,587,520       5.2%(3)
--------------------------------------------------------------------------------

(1) Based on information contained in a Schedule 13G filed by CAM North America, LLC, Salomon Brothers Asset Management Inc. and Smith Barney Fund Management LLC as a group on February 15, 2006, CAM North America, LLC has the shared power to dispose or direct the disposition of 877,490 common shares, Salomon Brothers Asset Management Inc. has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 7,779,190 common shares, and Smith Barney Fund Management LLC has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 1,496,410 common shares.
(2) Based on information contained in a Schedule 13G filed on February 14, 2005, McLean Budden Limited on behalf of itself and its institutional client, Canadian Equity Growth Fund, has sole power to vote or to direct the vote of 9,958,550 common shares and sole power to dispose or direct the disposition of 11,459,285 common shares.
(3) Based on information contained in a Schedule 13D jointly filed on May 16, 2005 by Aquilon Capital Corp., Scott Leckie and Jeffrey Francoz, (a) Aquilon Capital Corp. has sole power to vote or to direct the vote of 100,000 common shares, sole power to dispose or direct the disposition of 100,000 common shares, shared power to vote or to direct the vote of 6,487,520 common shares, and shared power to dispose or direct the disposition of 6,487,520 common shares; (b) Mr. Leckie has shared power to vote or to direct the vote of 6,587,520 common shares and shared power to dispose or direct the disposition of 6,587,520 common shares; and (c) Mr. Francoz has shared power to vote or to direct the vote of 6,587,520 common shares and shared power to dispose or direct the disposition of 6,587,520 common shares.

APPOINTMENT OF PROXYHOLDERS

      A vote at the Meeting may be given in person or by proxy.

      The persons named in the Form of Proxy enclosed with this Circular are officers of the Company. A Shareholder desiring to appoint some other person (who need not be a Shareholder) to represent him or her at the Meeting may do so either by inserting such person's name in the blank space provided in the enclosed Form of Proxy, or by completing another form of proxy and, in either case, (i) delivering the completed proxy to the Company's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed envelope enclosed, or (ii) submitting the completed proxy to Computershare Trust Company of Canada, facsimile number (416) 981-9800, at the latest 48 hours prior to the day of the Meeting, or any adjournment thereof. It is the responsibility of the Shareholder appointing some other person to represent him/her to inform such person that he/she has been so appointed.

APPOINTMENT AND REVOCATION OF PROXIES

      A Shareholder who has given a proxy may revoke it by signing a form of proxy bearing a later date or by signing a written notice of revocation, or in any other manner permitted by law. A Shareholder may revoke a proxy by depositing an instrument in writing executed by the Shareholder or by his/her attorney authorized in writing, either at the registered office of the Company at the latest 48 hours prior to the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairperson of the Meeting on the day of the Meeting, or any adjournment thereof, prior to the time of voting and, upon either of such deposits, the earlier proxy shall be revoked. The participation by a Shareholder in a vote at the Meeting will automatically revoke any proxy given by the Shareholder in respect of the business covered by that vote.

      Non-registered shareholders or shareholders that hold their shares in the name of a "nominee", such as a bank, trust company, securities broker or other financial institution, must seek instructions from their nominee as to how to complete their Form of Proxy and vote their shares. Non-registered shareholders will have received this Circular in a mailing from their nominee, together with the Form of Proxy or a voting instruction form. It is important that non-registered shareholders adhere to the voting instructions provided to them by their nominee. Since the Company's transfer agent and registrar, Computershare Trust Company of Canada, does not have a record of the names of the Company's non-registered shareholders, it will have no knowledge of a non-registered shareholder's right to vote, unless the nominee has appointed the non-registered shareholder as a proxyholder. Non-registered shareholders that wish to vote in person at the Meeting must insert their name in the space provided on the Form of Proxy or a voting instruction form, and adhere to the signing and return instructions provided by their nominee. By doing so, non-registered shareholders are instructing their nominee to appoint them as proxyholder.

VOTING OF PROXIES

      The officers named in the Form of Proxy will vote the shares in respect of which they are appointed proxyholders in accordance with the instructions of each Shareholder appointing them.

      In the absence of such instructions, such common shares will be voted (i) FOR the election of the nominees for director listed under "Election of Directors"; and (ii) FOR the appointment of the auditors named under "Appointment of Auditors".

      If a Shareholder appoints some person other than the officers named in the Form of Proxy to represent him/her, such person will vote the common shares in respect of which he/she is appointed proxyholder in accordance with the instructions of the Shareholder appointing him/her. In the absence of such instructions, such person may vote such common shares at his/her discretion.

      The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting and to other matters which may properly come before the Meeting. As at the date hereof, management of the Company knows of no such amendment, variation or other matters to come before the Meeting. If other matters are properly brought before the Meeting, the persons named in the form of proxy will vote on such matters in accordance with their best judgment.

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

      The consolidated financial statements of the Company and the Auditors' Report for the fiscal year ended March 31, 2006 ("Fiscal 2006") will be submitted to the Shareholders at the Meeting but no vote with respect thereto is required or proposed to be taken.

      The financial statements included in the 2006 Annual Report accompanying this Circular are in United States dollars and have been prepared in accordance with U.S. GAAP. The financial statements attached to this Circular are in United States dollars and have been prepared in accordance with U.S. GAAP and include a reconciliation to Canadian GAAP.

ELECTION OF DIRECTORS

      Seven directors are to be elected at the Meeting. Each director will hold office until the close of the next Annual Meeting or until his successor is duly elected, unless the office is earlier vacated in accordance with the By-Laws of the Company.

      Except where authority to vote in respect of the election of directors is withheld, the appointees named in the accompanying Form of Proxy will vote the common shares represented by such proxy FOR the election of the seven nominees for director listed below.

      The Board of Directors and management recommend that Shareholders vote FOR the election of the nominees listed below. For each proposed nominee, the information below indicates his jurisdiction of residence; all positions and offices held by him with the Company; his principal occupation or employment during the past five years; the year from which he has continually served as a director of the Company; and the number of common shares beneficially owned by him or over which control or direction is exercised by him as at June 2, 2006(1)

----------
(1) Includes options not yet exercised but currently exercisable or exercisable within 60 days of June 2, 2006 under the 1991 Stock Option plan for Key Employees and Non-Employee Directors. See "Compensation of Non-Employee Directors" for details of options granted to non-employee directors.

ANDRE BORREL                            Mr. Andre Borrel has been an independent
Geneva, Switzerland                     consultant to the semiconductor industry
                                        since 1995. From 1967 to 1994, he served
Management Consultant                   in  senior  management   positions  with
                                        Motorola,  Inc. in Europe and the United
Director since 1998                     States.  Mr.  Borrel  also serves on the
                                        Board of Chartered Semiconductor.  He is
Shares beneficially owned or over       an Officer of the French  National Order
which control or direction is           of Merit, and holds a Master's Degree in
exercised: 105,000                      Electronics    from   Ecole    Nationale
                                        Superieure  des   Telecommunications  in
                                        Paris.

HUBERT T. LACROIX                       Mr.  Hubert T.  Lacroix  has been Senior
Montreal, Quebec, Canada                Advisor  to  Stikeman  Elliott  LLP (law
                                        firm)  since  May  5,  2003.  He  was  a
Management Consultant                   consultant to Telemedia Ventures Inc., a
                                        private  investment  company from May 5,
Director since 1992                     2003 until December 31, 2005. He is also
                                        an adjunct  professor  at the Faculty of
Shares  beneficially  owned or          Law of Universite  de Montreal  where he
over which control or direction         teaches   securities   and   mergers   &
is exercised:  137,528                  acquisitions  courses.  He was Executive
                                        Chairman of Telemedia  Corporation  from
                                        February 2000 to May 2003. Prior to that
                                        date,  he was a  partner  with  McCarthy
                                        Tetrault  LLP (law firm) since 1984.  He
                                        is  Chairman  of  the  Board  and  Audit
                                        Committee  and   Strategic   Development
                                        Committee  member of SFK Pulp Fund; is a
                                        Director  of  ITS  Investments   Limited
                                        Partnership  and  is  a  Director,   the
                                        Chairman   of   the   Human    Resources
                                        Committee, and an Audit Committee member
                                        of  Transcontinental  Inc.; he is also a
                                        director of Cambior Inc. and a member of
                                        its  Human   Resources   and   Corporate
                                        Governance Committee. In addition, he is
                                        a trustee of the Lucie and Andre Chagnon
                                        Foundation   and  a  director  of  their
                                        private  holding  company.  He is also a
                                        Director   of   the   Montreal   General
                                        Hospital  Foundation;  a Trustee  of the
                                        Martlet  Foundation of McGill University
                                        and  a   Director   of  the   Fonds   de
                                        developpement         of         College
                                        Jean-de-Brebeuf.  Mr.  Lacroix  received
                                        his  Bachelor  of Law degree from McGill
                                        University;  was  admitted to the Quebec
                                        Bar  in  1977  and  holds  a  Master  of
                                        Business   Administration   degree  from
                                        McGill University.

J. SPENCER  LANTHIER                    Mr.  J.  Spencer  Lanthier  has  been  a
Toronto, Ontario, Canada                Management    Consultant    since    his
                                        retirement  in 1999  from  KPMG  Canada,
Management Consultant                   where  he had a long  and  distinguished
                                        career  culminating  in the  position of
Director since 2003                     Chairman and Chief  Executive  from 1993
                                        until his retirement. A recipient of the
Shares beneficially owned or over       Order  of  Canada,   Mr.   Lanthier   is
which control or direction is           currently  a  member  of the  Board  and
exercised: 65,000                       Chair of the Audit  Committee of the TSX
                                        Group,  Inc.,  Bank of  Canada,  Torstar
                                        Corporation,   Ellis-Don  Inc.,  Emergis
                                        Inc.,  Gerdau  Ameristeel  Inc. and Rona
                                        Inc.  He also  serves  as  Chair  of the
                                        Wellspring Cancer Support  Organization.
                                        Educated  at  McGill   University,   Mr.
                                        Lanthier  received an honorary Doctor of
                                        Laws  degree  from  the   University  of
                                        Toronto in 2002.

KIRK K. MANDY                           Mr. Kirk K. Mandy is President and Chief
Woodlawn, Ontario, Canada               Executive  Officer  of the  Company.  He
                                        served  as  Vice-Chairman  of  Zarlink's
President & Chief Executive Officer     Board of  Directors  from 2001 until his
since January 26, 2005                  appointment   as  President   and  Chief
                                        Executive  Officer  of  the  Company  in
Director since 1998                     February, 2005.

Shares beneficially owned or over       Over a  distinguished  career  with  the
which control or direction is           Company  spanning  15 years,  Mr.  Mandy
exercised: 432,500                      held    increasingly    senior    roles,
                                        culminating in the position of President
                                        and CEO from  1998 to 2001.  He  oversaw
                                        the  Company's   strategic  decision  to
                                        focus   on   semiconductors,   and   the
                                        subsequent  divestiture  of the Business
                                        Communications Systems (BCS) division.

                                        Mr.  Mandy is also a member of the Board
                                        of   Epocal   Inc.,    Mitel    Networks
                                        Corporation,   and   Chairman   of   the
                                        Armstrong Monitoring Corporation. He has
                                        served  on the  Board  of the  Strategic
                                        Microelectronics  Corporation (SMC), the
                                        Canadian Advanced Technology Association
                                        (CATA),  The  Canadian  Microelectronics
                                        Corp.   (CMC),  The  Ottawa  Center  for
                                        Research  and  Innovation   (OCRI),  and
                                        Micronet.  He is also past  Chairman  of
                                        the  Telecommunications  Research Center
                                        of Ontario (TRIO),  past Chairman of the
                                        National Research  Council's  Innovation
                                        Forum,   and  past  Co-Chairman  of  the
                                        Ottawa  Partnership.   Mr.  Mandy  is  a
                                        graduate of Algonquin College in Ottawa.

JULES M. MEUNIER                        Mr.   Jules  M.   Meunier   has  been  a
Ottawa, Ontario, Canada                 management   consultant  since  November
                                        2002.   He  was  President  and  CEO  of
Management Consultant                   Proquent  Systems  Inc.  from January to
                                        November  2002.  Prior to January  2002,
Director since 2002                     over  a  20-year   career   with  Nortel
                                        Networks  Corporation,  he helped  shape
Shares beneficially owned or over       the   company's   direction   as   Chief
which control or direction is           Technical   Officer,   and  held  senior
exercised: 85,000                       positions   in  wired,   wireless,   and
                                        optical    communications,     including
                                        serving  as  President  of its  Wireless
                                        Networks division.

                                        He is also a Director  and member of the
                                        Audit   Committee  of  Spectrum   Signal
                                        Processing,   a  British  Columbia-based
                                        firm developing wireless equipment.  Mr.
                                        Meunier  holds  a  Bachelor  of  Science
                                        degree  in   Mathematics   and  Computer
                                        Science from the University of Ottawa.

DENNIS ROBERSON                         Mr.  Dennis  Roberson  is Vice  Provost,
Wheaton, Illinois, USA                  Executive    Director    and    Research
                                        Professor with the Illinois Institute of
Professor & Administrator               Technology,  where he is responsible for
                                        providing    leadership    for   a   new
Illinois Institute of Technology        undergraduate business school focused on
sector partners.                        entrepreneurship and technology, as well
                                        as  developing   research   centers  and
Director since 2004                     business  ventures in  association  with
                                        public and private
Shares beneficially owned or over
which control or direction is
exercised: 10,000                       From  April  1998  to  April  2004,  Mr.
                                        Roberson was  Executive  Vice  President
                                        and Chief Technical Officer of Motorola,
                                        Inc.  Prior to April 1998 he held senior
                                        executive     positions     with     NCR
                                        Corporation,  AT&T and Digital Equipment
                                        Corp.  Mr.  Roberson spent 18 years with
                                        IBM in a variety of R&D roles, including director of IBM's labs in Endicott, NY and Burlington, VT.

                                        Mr.  Roberson  is a Director  of Sequoia
                                        Communications, Sun Phocus Technologies,
                                        LLC and Cleversafe,  LLC. He also serves
                                        on    the    U.S.     FCC's     (Federal
                                        Communications   Commission)  Technology
                                        Advisory   Committee,   the   Board   of
                                        Directors    of   the   United    States
                                        Foundation    for     Inspiration    and
                                        Recognition  of Science  and  Technology
                                        (FIRST),  the National  Advisory Council
                                        for the Boy Scouts of America,  and as a
                                        technology    advisor   to    government
                                        agencies in Japan and Malaysia. He holds
                                        Bachelor  of Science  Degrees in Physics
                                        and    Electrical    Engineering    from
                                        Washington  State   University,   and  a
                                        Master   of   Science   in    Electrical
                                        Engineering from Stanford University.

DR. HENRY SIMON                         Dr. Henry Simon has been  Chairperson of
London, England                         the Company's  Board of Directors  since
                                        July 21, 1994.  He is a Special  Partner
Chairperson  of the Board of            of  Schroder   Ventures   Life  Sciences
Directors of the  Company               Advisors,   a  venture  capital  company
                                        advising  on  investments  in  the  life
                                        sciences. He joined Schroder Ventures in
Special Partner, Schroder Ventures      1987 to  head a  venture  capital  group
Life Sciences Advisors (venture         that developed a life sciences  business
capital company advising on             in the  U.K.,  and was  CEO of the  life
investments in the life sciences)       sciences  team until 1995.  He is also a
                                        Director of Gyros AB. Dr. Simon holds an
Director since 1992                     Electrical  Engineering  degree from the
                                        Institute of Technology in Munich, and a
Common shares beneficially owned or doctorate in Telecommunications from the over which control or direction is Royal Institute of Technology in
exercised: 230,000                      Stockholm.

      Each nominee for director has supplied the information concerning the number of common shares which he beneficially owns or over which control or direction is exercised by him.

      In Fiscal 2006, seven meetings of the Board of Directors were held. All directors attended all of the meetings held during the period they served as Directors of the Company.

      Hubert T. Lacroix was a director of Adventure Electronics Inc., a Canadian public company, from April 1994 to February 1998. Adventure Electronics Inc. filed for bankruptcy in November 1998.

      Kirk K. Mandy was a director of a private start-up photonics company, Optenia, Inc., in which the Company held a minority equity interest which was reduced proportionally as other equity investments were made. Optenia, Inc., which focused on reducing the cost of bandwidth distribution in optical networks, made an assignment in bankruptcy in March 2002 due to its inability to obtain additional financing and obtained a discharge in the fall of 2003.

Independence and Board Committees

      The following table indicates whether the Board of Directors considers each nominee to be "independent" within the meaning of the Governance Guidelines and NYSE Rules (as such terms are defined below under Statement of Corporate Governance Practices). This table also sets out the members of the committees of the Board of Directors as of June 2, 2006 and the number of meetings held by each committee during Fiscal 2006.

---------------------------------------------------------------------------------------------------
                                           Compensation and        Nominating and
                                            Human Resources          Corporate
                             Audit            Development            Governance        Executive
Directors                  Committee           Committee             Committee         Committee
---------------------------------------------------------------------------------------------------
                                             Independent Directors
---------------------------------------------------------------------------------------------------
Andre Borrel                                       X
---------------------------------------------------------------------------------------------------
Hubert T. Lacroix         Chairperson                                    X                 X
---------------------------------------------------------------------------------------------------
J. Spencer Lanthier            X                                         X
---------------------------------------------------------------------------------------------------
Jules Meunier                  X              Chairperson
---------------------------------------------------------------------------------------------------
Dennis Roberson                                    X
---------------------------------------------------------------------------------------------------
Henry Simon                                                         Chairperson       Chairperson
---------------------------------------------------------------------------------------------------
Kari-Pekka Wilska (1)
---------------------------------------------------------------------------------------------------
                                            Not Independent Director
---------------------------------------------------------------------------------------------------
Kirk K. Mandy                                                                              X
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Meetings held during           5                   4                     5                 0
Fiscal 2006
---------------------------------------------------------------------------------------------------

(1)   Mr. Wilska resigned from the Board of Directors on November 23, 2005.

      All members of the Committees of the Board of Directors attended all meetings held during the period they served as Directors of the Company with the exception of Messrs. Meunier and Lanthier who each missed one Audit Committee meeting on separate occasions. In each case, they had reviewed the agenda material and given their input to the Chairperson, in advance of the meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation information for the three fiscal years ended March 31, 2006, March 25, 2005, and March 26, 2004, respectively, for the Chief Executive Officer, the Chief Financial Officer, the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company on March 31, 2006 (collectively, the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------
                                              Annual Compensation
                                         -----------------------------    Long-Term
                                           Bonus                        Compensation
                                          (Annual        Other           Securities
                                         Incentive       Annual         Under Options      All Other
   Name and Principal  Fiscal  Salary(1)   Awards)  Compensation(1)(2)    Granted     Compensation(1)(3)
       Position         Year      $          $             $                  #                 $
----------------------------------------------------------------------------------------------------------
Kirk K. Mandy(4)        2006   480,770    275,920         7,613            450,000          72,115
President and Chief     2005    83,867       -               81            850,000           7,477
Executive Officer       2004      -          -              -                 -               -
----------------------------------------------------------------------------------------------------------
Scott Milligan(5)       2006   295,151    140,050         20,018           125,000          44,691
Senior Vice President   2005   272,025       -            18,211            80,000          43,981
Finance and Chief       2004   204,186       -            15,229           130,000          31,600
Financial Officer
----------------------------------------------------------------------------------------------------------
Donald McIntyre         2006   295,151    140,050         23,058           185,000          44,574
Senior Vice             2005   272,925       -            19,355            80,000          43,602
President, HR,          2004   229,033       -            26,531            50,000          39,301
General Counsel and
Secretary
----------------------------------------------------------------------------------------------------------
Anthony A.P. Gallagher  2006   286,860    75,301          42,673           125,000          28,109
Senior Vice President,  2005   299,343       -            49,639            80,000          27,295
Operations              2004   290,514       -            22,840           100,000          23,449
----------------------------------------------------------------------------------------------------------
Stephen J. Swift        2006   250,000    43,750          14,993           125,000           9,780
Senior Vice President   2005   240,385       -            14,953            80,000           9,110
& GM, Ultra Low Power   2004   218,924       -            13,596           100,000          10,022
Communications
----------------------------------------------------------------------------------------------------------

(1) For Messrs. Mandy, Milligan, McIntyre and Gallagher, changes in salary from Fiscal 2005 to Fiscal 2006 were due solely to foreign exchange fluctuations. Canadian dollar amounts have been converted to United States dollars using the Fiscal 2006 average exchange rate of $0.836121 (2005 - 0.822842; 2004 - 0.735268). British pounds sterling amounts have been converted to United States dollars using the Fiscal 2006 average exchange rate of $1.792878 (2005 - 1.870896; 2004 - 1.681215).
(2) "Other Annual Compensation" includes the following expenses for certain Named Executive Officers as follows: Mr Mandy - Fiscal 2006 includes car expenses amounting to $7,003; Mr. Milligan - Fiscal 2006 includes car expenses amounting to $19,200 (2005 - $17,534; 2004 -$11,106); Mr.
      McIntyre - Fiscal 2006 includes car expenses amounting to $22,239 (2005 - $17,463; 2004 - $25,003); Mr. Gallagher - Fiscal 2006 includes car expenses amounting to $18,201 (2005 -$23,914; 2004 - $21,490); Mr. Swift -
      Fiscal 2006 includes car expenses amounting to $13,751 (2005 - $13,710; 2004 - 10,619).
(3) "All Other Compensation" includes contributions made and accrued by the Company to a defined contribution pension plan and supplemental executive retirement plan.
(4) Mr. Mandy was appointed acting President and Chief Executive Officer January 26, 2005 and full time President and Chief Executive Officer on February 16, 2005. Accordingly, the summary compensation table set forth above does not provide for any information concerning Mr. Mandy for

      Fiscal 2004 and the information provided for Fiscal 2005 relates to the period from January 26, 2005 to March 25, 2005.
(5) Mr. Milligan was appointed Senior Vice-President Finance and Chief Financial Officer on May 19, 2003. Accordingly, the summary compensation table information provided for Fiscal 2004 relates to the period from May 19, 2003 to March 26, 2004.

Employee Share Ownership Plan

      The Employee Share Ownership Plan was approved by the Board of Directors in May 1997. The purpose of this plan is to enable employees to invest in equity shares of the Company through employee savings. Employees make contributions by means of payroll deductions and common shares of the Company are purchased twice per month through normal market facilities by Computershare Trust Company of Canada, which assumed the administration role for Montreal Trust Company of Canada (the trustee appointed to administer the plan). The Company pays all brokerage commissions, transfer taxes, and other charges and expenses of the purchase and sale of the common shares except for the issuance of a certificate for fewer than 100 shares, in which case the employee is responsible for such costs.

      During April 2001, the Company implemented a matching contribution in connection with the Employee Share Ownership Plan which provides for a contribution by the Company equal to 15% of each employee's contribution under the plan, subject to a maximum of $418 per employee per year. The maximum contribution by the Company under this plan for the next fiscal year is estimated at $150,000 based on average headcount during Fiscal 2006, assuming that each eligible employee contributes sufficient funds to achieve a matching contribution by the Company equal to the maximum amount permitted under the plan.

Director, CEO and Executive Share Ownership

      The policy for Director, CEO and Executive Share Ownership (the "Policy") was approved by the Board of Directors in May 2003 and revised in January 2006 in order to better align the interests of the Company's directors, CEO and those executives including the CFO who report directly to the CEO (the "Executives") with the financial interests of the shareholders of the Company, create ownership focus and build long-term commitment.

      The Policy requires that the Directors, the CEO and Executives establish and hold specified dollar investment levels in common shares of the Company within defined periods of time following the implementation of the Policy or from their date of hire or promotion to these roles after the effective date of the Policy, if later.

      The Chairperson of the Board must invest a total of CDN$100,000 for the purchase of common shares of the Company within five years after the effective date of the Policy or his/her date of appointment to the role, if later.

      Each non-executive Director, who is not Chairperson of the Board, must invest a total of CDN$50,000 for the purchase of common shares of the Company within five years after the effective date of the Policy or his/her date of appointment to the Board, if later.

      The CEO must invest a total dollar amount equal to two times his/her base salary for the purchase of common shares of the Company by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      Each Executive must invest a total dollar amount equal to one times his/her base salary for the purchase of common shares of the Company by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      The following guidelines and rules apply for purposes of the Policy: (a) base salary will be the average base salary of the CEO or the Executive, as applicable, over the three years prior to each measurement date; (b) interim investment thresholds for the CEO and Executives will be 25% of target levels after two years; 50% after three years; 75% after four years; and 100% after five years; (c) if the CEO or any Executive has not met the target investment level at any of the measurement dates but has earned sufficient after-tax incentive plan payments since the effective date of the Policy or his/her date of hire or promotion to the role, he/she will be reported as in default under the Policy; and (d) after the fifth anniversary date, the measurement date will be each subsequent anniversary date. As of the most recent measurement date, none of the Directors, the CEO and the Executives, were reported in default of the Policy.

      If the CEO or any Executive misses the target investment level at any of the measurement dates or thereafter, one-half of any incentive payments earned by the CEO or Executive, as applicable, after the measurement date will be withheld and not paid to the CEO or Executive until his/her dollar investment level has been increased by the lesser of the after tax value of one-half of the incentive payment or the amount required to meet the required target investment level as of the most recent measurement date.

      If any Director misses the target investment level at any of the measurement dates or thereafter, any annual Director's fees owing to that Director after the measurement date will be withheld and not paid to the Director until his/her investment level has been increased to meet the required target investment level of the most recent measurement date.

      Pursuant to the Policy, until the required ownership levels are met, it is expected that any exercise of outstanding options to purchase common shares will be used to increase the individual's required target investment level in common shares of the Company.

      All trades (purchases and sales) of common shares of the Company by the Directors, the CEO and the Executives must be made in strict adherence with the Company's Insider Trading Guidelines and relevant securities laws.

1991 Stock Option Plan for Key Employees and Non-Employee Directors

      The 1991 Stock Option Plan for Key Employees and Non-Employee Directors (the "Option Plan") provides for the granting of non-transferable options to purchase common shares to certain key employees and non-employee directors of the Company and its subsidiaries as determined from time to time by the Compensation and Human Resources Development Committee (the "Compensation Committee") administering the Option Plan. The Option Plan was approved by the Shareholders at the 1991 Annual and Special Meeting of Shareholders and certain amendments were approved by the Shareholders at the 1993, 1995, and 1998 Annual and Special Meetings of Shareholders. Further amendments were made to the Option Plan by the directors on May 9, 2001 and approved by the Shareholders at the December 7, 2001 Special Meeting of Shareholders.

      The following table sets forth the details regarding options granted to the Named Executive Officers under the Option Plan during Fiscal 2006.

                        Option Grants During Fiscal 2006

-------------------------------------------------------------------------------------------------------------
                                                                             Market Value
                                                                             of Securities
                                            % of Total                        Underlying
                                              Options                         Options on
                            Securities       Granted to      Exercise or     the Date of
                           Under Options    Employees in     Base Price(1)     Grant(1)
        Name                 Granted (#)    Fiscal 2006      ($/Security)    ($/Security)    Expiration Date
-------------------------------------------------------------------------------------------------------------
Kirk K. Mandy                 450,000           18.4             $2.18          $2.24          01/27/2012

Scott Milligan                125,000            5.1             $2.18          $2.24          01/27/2012

Donald McIntyre                60,000            2.5             $1.29          $1.31          08/08/2011
                              125,000            5.1             $2.18          $2.24          01/27/2012

Anthony A.P. Gallagher        125,000            5.1             $2.18          $2.24          01/27/2012

Stephen Swift                 125,000            5.1             $2.18          $2.24          01/27/2012

-------------------------------------------------------------------------------------------------------------

(1) Exercise price is determined by the five previous trading days averaging formula as defined in the Option Plan and Market Value is the market price on the Toronto Stock Exchange on the date of grant converting Canadian dollar amounts to United States dollars using the closing foreign exchange rate of the Bank of Canada on the date of each grant.

      On May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to provide that all future options granted under the Option Plan must be exercised within a maximum of six years (as opposed to the 10-year period prior to such amendment) following the date of grant or within such other shorter time or times as may be determined by the Compensation Committee at the time of grant. Since 1998, all options granted have had a six-year term(2). In the case of options granted to employees of the Company, other than executive officers and non-employee directors and first-time option grants to new employees, the terms of the Option Plan provide for staggered equal monthly vesting at a rate of 2.08% per month over a period of four years commencing on the date of grant of the options, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of first-time option grants to new employees, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from

----------
(2) On March 20, 2006, the Board of Directors approved the immediate acceleration of vesting of all options with exercise prices equal to or greater than Cdn $4.00 per share. Accordingly, 848,819 options to purchase common shares were accelerated effective March 20, 2006. No stock compensation expense was recorded in the Company's financial statements during Fiscal 2006 related to these transactions. In accordance with US Generally Accepted Accounting Principles, the Company will not recognize stock compensation expense on these options in future years as it will adopt the provisions of FAS 123(R) - Mandatory Option Expensing - in the first quarter of Fiscal 2007.

the date of grant and 2.08% per month for each month thereafter during a three-year period, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of executive officers and non-employee directors, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant, up to fifty percent after two years from the date of grant, up to seventy-five percent after three years from the date of grant and up to one hundred percent after four years from the date of grant or at such other time or times as may be determined by the Compensation Committee at the time of grant.


      In addition, on May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to increase the maximum number of common shares that may be issued under the Option Plan from 16,000,000 common shares to 20,227,033 common shares.

      As 5,037,033 common shares had been issued upon exercise of options up to May 9, 2001, this amendment increased the number of common shares issuable under outstanding options and options available for grant, each as of May 9, 2001, to 15,190,000 which represented 12% of the then outstanding common shares. The Option Plan was also amended to provide that the maximum number of common shares in respect of which options may be granted under the Option Plan to non-employee directors during any fiscal year of the Company would be 20,000 common shares per director. As at June 2, 2006, the number of common shares issuable under outstanding options and options available for grant was 10,615,793, which represented 8.34% of the then outstanding common shares.

      The price at which common shares may be purchased upon exercise of an option is the average of the market price (as defined in the Option Plan) of the common shares on the Toronto Stock Exchange for the five trading-day period immediately preceding the date of grant.

      The Option Plan provides that, in the event of the death or permanent disability of an optionholder, the vesting period of any options unexercised at the date of death or permanent disability will be accelerated so that the optionholder's legal personal representative will be permitted to purchase and take delivery of, (i) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least five years prior to the date of such employee's death or permanent disability, 50% of all common shares under option and not purchased or delivered at the date of death or permanent disability, and (ii) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least ten years prior to the date of such employee's death or permanent disability, all common shares under option and not purchased or delivered at the date of death or permanent disability, in each such case during the one-year period following such optionholder's death or permanent disability (but in no event after the expiration date of such options).

      The Option Plan also provides that, in the event of the termination of an employee's employment for any reason other than cause or death or permanent disability, the employee's options may be exercised, to the extent the options are exercisable as of the termination date, within 90 days following the date the employee's employment is terminated (but in no event after the expiration date of such options); provided, however, that the Board of Directors of the Company may, in its discretion, amend the terms of any option to permit the employee to exercise such options as if such employee's employment had not been terminated, for up to a maximum of three years following the date of termination of the employee's employment (but in no event after the expiration date of such options). In the event the employee's employment has been terminated for cause, the employee's options shall be immediately cancelled.

      The Option Plan further provides that, in the event of a change of control (whether in fact or in law) of the Company which results in a non-employee director being replaced, the vesting period shall be waived with respect to the options then held by such non-employee director in order to permit the full exercise of all outstanding options then held by such person. In the event that the non-employee director ceases to act as a director of the Company, all options held by such director, which are then exercisable, may be exercised within 180 days following the announcement of the quarterly results next following the date of resignation of such person (but in no event after the expiration date of such options). The Option Plan also provides that the Compensation Committee may determine that any option granted under the Option Plan shall include provisions which accelerate the date on which an option shall become exercisable upon the happening of such events as the Compensation Committee may determine and as permitted in the Option Plan.

      On January 11, 2000, the Board of Directors of the Company decided that all unvested stock options held by each director, the President and Chief Executive Officer, the then five Senior Vice Presidents which included the CFO and any other executives of the Company as may be designated by the Board of Directors from time to time would be accelerated and become fully vested and immediately exercisable in the event of (i) the making by any person of a take-over bid (as defined in the Securities Act (Ontario)) for the common shares of the Company, or (ii) a change of control (whether in fact or in law and as more fully defined in such Board resolution) of the Company. By further action of the Board of Directors, this resolution now applies to each director and ten designated executives including the President and Chief Executive Officer and the Chief Financial Officer.

      The following table summarizes, for each of the Named Executive Officers, the aggregated options exercised during Fiscal 2006 and option values at March 31, 2006.

                 Aggregated Options Exercised During Fiscal 2006
                        and Fiscal Year-End Option Values

----------------------------------------------------------------------------------------------------------
                        Securities      Aggregate                               Value of Unexercised
                        Acquired On      Value        Unexercised Options      In-the-Money Options at
                         Exercise       Realized      at March 31, 2006(1)        March 31, 2006(2)
          Name              (#)           ($)                  (#)                       ($)
                                                  --------------------------------------------------------
                                                  Exercisable  Unexercisable  Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------
Kirk K. Mandy                -             -          372,500      1,087,500    237,628      1,048,024
Scott Milligan               -             -          150,000        185,000     22,092        159,371
Donald McIntyre              -             -          220,000        245,000     22,092        257,555
Anthony A.P. Gallagher       -             -          246,000        185,000     21,964        159,418
Stephen Swift                -             -          228,000        185,000     21,964        159,418
----------------------------------------------------------------------------------------------------------

(1) See "1991 Stock Option Plan for Key Employees and Non-Employee Directors" for details on vesting periods.
(2) Calculated using a price per share of $2.93 (the closing price of the common shares on the TSX on March 31, 2006 of Cdn$3.42 converted into United States dollars using the Bank of Canada closing exchange rate of $0.8699).

REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

      The Compensation and Human Resources and Development Committee ("Compensation Committee") is comprised of three independent members of the Board of Directors: Jules M. Meunier, the Chairperson of the Committee, Andre Borrel and Dennis Roberson.

      It is the responsibility of the Compensation Committee to recommend to the Board of Directors compensation policies and levels, compensation plans, stock option/purchase plans, benefit plans and pension plans and CEO and senior management goals and performance objectives and assess their performance against these objectives at each fiscal year end. The Compensation Committee is also responsible for reviewing succession plans developed by management that sustain the long-term viability of the Company.

General Principles of Executive Compensation

      Compensation of executive officers, including the Named Executive Officers, is determined by the Compensation Committee and, upon the
recommendation  of  the  Compensation  Committee,   approved  by  the  Board  of
Directors.

      The Company's executive compensation policies and programs are designed to enable the Company to increase its profitability and shareholder value, and attract and retain those key individuals who can realize and ensure the short-term and long-term success of the Company. As such, the policies and programs link rewards to individual contribution, Company success and shareholder financial interests.

      The Company's executive compensation program, on a total compensation basis, aims to be competitive with other companies who are competing in similar geographical regions for the same qualified executive talent as the Company. Executive positions are benchmarked against those of applicable external comparator groups through the use of third party international compensation consultant services. The prime comparator group is one of similar semiconductor and high-technology companies, with complementary comparator groups of other companies used where appropriate.

      The total compensation program for executive officers is comprised of three components: base salary, an annual incentive and a long-term incentive.

Base Salary

      Base salary recommendations are determined based on market data for positions of similar responsibilities and complexity in the comparator groups, on internal equity comparisons and on the individual's ability, experience and contribution level. Base salaries for the executive group overall are reviewed on an annual basis. Those for individual executive positions may also be reviewed outside of the regular cycle so as to take into consideration market pressures.

      Two executives received salary increases during Fiscal 2006: Jeff Crocker, Senior Vice-President, whose salary increased to $235,000; and Peter Burke, Senior Vice-President, whose salary increased to $225,000. There were no other salary increases for the executive group in Fiscal 2004, Fiscal 2005, or Fiscal 2006.

Annual Incentive Compensation Arrangements

      The Company's annual incentive plans are intended to focus and reward executives on the achievement of current year financial targets, key Company and/or business unit objectives and some strategic individual performance objectives. While the financial targets serve to focus on results of current year profitability, the key Company, business and individual objectives focus on activities designed to improve financial results and increase profitability in a two to three-year time frame. Financial threshold targets are approved by the Board of Directors at the commencement of the fiscal year and are required to be met for payments to be made according to plan criteria.

      As the Company threshold financial performance was achieved for Fiscal 2006, there were bonus awards to executives based on the assessment by the Compensation Committee and the Board of the individual performances of the executives against specific objectives. No incentive payments were made to the Company's current executive management team in Fiscal 2005 or Fiscal 2004.

      The target incentive levels of the executive group are reviewed at the same time as the base salaries. The target and actual total cash compensation (salaries plus annual incentives) of the Company's executive group are currently competitive with those of the applicable comparator group. The comparator group for short term incentives is primarily semiconductor businesses.

Long-Term Incentive

      Options  to  purchase  common  shares are  granted to the Named  Executive
Officers and other key employees to sustain commitment to long-term profitability and maximize shareholder value over the long term. Under the terms and conditions of the Option Plan, participants are granted options which are exercisable for periods of time determined by the Compensation Committee to a maximum of six years following the date of grant at an exercise price equal to the average market price of the Company's common shares on the Toronto Stock Exchange during the five trading-day period immediately preceding the date of grant. See "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

      The Company and Board of Directors believe that stock options provide strong links between executive and key employee rewards, shareholder interests and Company success. Stock option grants to executives and to other top contributors and critical skilled individuals are generally made on an annual basis. The size of grant for the executive group is determined based on the available option pool, the levels and values of options provided by companies in the external comparator group(s), and the number of options required for motivating and retaining the executives and other top contributors and critical skilled employees. During Fiscal 2006, the Company granted options to purchase up to 2,439,500 common shares to 70 employees and six non-employee directors of the Company at an average exercise price of $2.06 per share; of this total grant, 120,000 were granted to directors, 1,655,000 to executive officers and 664,500 to key employees. As options to purchase 4,919,790 common shares were forfeited in Fiscal 2006 due to the termination of employees and expiry of options in the normal course, the number of outstanding options to purchase common shares and hence potential dilution decreased by 2,461,756 or 1.94% from 10.41% of outstanding common shares on March 25, 2005 to 8.47% of outstanding common shares on March 31, 2006. The comparator group for long-term incentives is primarily semiconductor businesses.

Compensation of the President and Chief Executive Officer

      In February 2005, Kirk K. Mandy was appointed President and Chief Executive Officer of the Company. Mr. Mandy's compensation was determined by the Compensation Committee and, upon the recommendation of the Compensation Committee, approved by the Board of Directors.

      The base salary and long-term incentive components of Mr. Mandy's compensation are determined in accordance with the policies applying to all executive officers of the Company. Mr. Mandy's current base salary is $480,770. Mr. Mandy's annual base salary is determined in Canadian dollars and set at CDN$550,000.

      Mr. Mandy's annual discretionary incentive payment is determined, at each fiscal year end, based on the Compensation Committee's assessment of Mr. Mandy's performance, particularly in improving the Company's long-term profitability and financial condition. See "Employment Agreements - Kirk K. Mandy". As the Company achieved better than target financial performance on an operating basis for Fiscal 2006, the Compensation Committee and Board assessed Mr. Mandy's specific achievements during the year and awarded him an incentive payment of $275,920.

      The Compensation Committee of the Board of Directors, whose names are set out below, has approved the issue of this Report on Executive Compensation and its inclusion in this Circular.

Jules M. Meunier
Andre Borrel
Dennis Roberson

May 23, 2006

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on CDN$100 invested in common shares of the Company with the cumulative total return of the Toronto Stock Exchange 300 Stock Index for the five most recently completed fiscal years, assuming reinvestment of all dividends.

[The following information was depicted as a line chart in the printed material]

                                      ZL      TSX Composite Index
                                     ----     -------------------
base year        March 30, 2001      $100           $100
                 March 29, 2002      $122           $103
                 March 28, 2003      $ 42           $ 83
                 March 26, 2004      $ 40           $112
                 March 25, 2005      $ 16           $125
Current YR       March 31, 2006      $ 27           $159

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with the CEO, the CFO and other Named Executive Officers on the terms and conditions described below.



KIRK K. MANDY

      Effective January 26, 2005, the Company entered into an employment agreement with Mr. Kirk K. Mandy with respect to his employment as interim President and Chief Executive Officer and, effective February 16, 2005, as full time President and Chief Executive Officer

      Pursuant to the agreement, Mr. Mandy is entitled to receive an annual base salary in the amount of $480,770. Mr. Mandy's annual base salary is determined in Canadian dollars and set at CDN$550,000. He is also eligible to receive an annual incentive payment, beginning in Fiscal 2006, equal to 60% of his annual base salary or, at exceptional performance, 90% of his annual base salary, conditional upon the Board of Directors' assessment of the successful achievement by Mr. Mandy of specific target objectives in each fiscal year. The incentive payment objectives for each fiscal year are reviewed and finalized with the Compensation Committee and the Board of Directors of the Company within 60 days following the commencement of each fiscal year. Mr. Mandy's objectives for Fiscal 2007 are as follows:

      1.    Meet or exceed the Company's Fiscal 2007 earnings targets;

      2. Improve the Company's quality of earnings through continued focus on cost containment and margin expansion;

      3.    Execute  the  Company's   strategic  plan,  deriving  an  increasing
            proportion of revenue from new product programs, while growing overall revenue; and

      4. Design and implement a human resources plan consistent with the Company's strategic plan.

      Mr. Mandy is also entitled to customary benefits and received options to purchase 850,000 (100,000 for interim role and 750,000 for full time role) common shares at exercise prices determined as follows: 100,000 options may be exercised at the market price (as defined in the Option Plan) of CDN$2.12 in effect on February 3, 2005 and 750,000 options at the market price of CDN$2.26 in effect on February 24, 2005. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan. Note:
Canadian dollar amounts have been converted to United States dollars using the closing foreign exchange rate provided by the Bank of Canada on the date of grant.

      Mr. Mandy's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his annual base salary and average earned annual incentive payment over the previous three fiscal years (or such shorter period during which Mr. Mandy will then have been employed by the Company), (ii) a payment of two years' regular annual contributions to an executive pension plan and (iii) continued group life and health benefits coverage during such two-year period. In addition, Mr. Mandy will have a period of six months following the date of termination to exercise all stock options that will have vested up to the end of such exercise period.

SCOTT MILLIGAN

      On May 12, 2003, the Company entered into an employment agreement with Mr. Scott Milligan with respect to his employment as Senior Vice President, Finance and Chief Financial Officer.

      Pursuant to the agreement, Mr. Milligan is entitled to receive an annual base salary in the amount of $295,151. Mr. Milligan's base salary is determined in Canadian dollars and has been set at CDN$335,000 since Fiscal 2004. The change in the U.S. dollar equivalent of Mr. Milligan's base salary is due solely to foreign exchange fluctuations. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Milligan of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of the annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Milligan may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. Mr. Milligan is also entitled to customary benefits and received an initial grant of options to purchase 50,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Milligan's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his target annual incentive payment, and (iii) continued group life and health benefits coverage until the earlier of one year following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment. In addition, Mr. Milligan will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

DONALD MCINTYRE

      Mr. McIntyre was engaged by the Company, then known as Mitel Corporation, in March 1987 as Vice President, General Counsel and Secretary. His current position is Senior Vice President, Human Resources, General Counsel and
Secretary of the Company. Pursuant to his current employment agreement, Mr. McIntyre is entitled to receive an annual base salary of $295,151. His base salary is determined in Canadian dollars and has been set at CDN$335,000 since Fiscal 2004. The change in the U.S. dollar equivalent of Mr. McIntyre's base salary is due solely to foreign exchange fluctuations. Mr. McIntyre is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. McIntyre of specific target objectives in each fiscal year as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary and (ii) if the financial component of the objectives is exceeded, Mr. McIntyre may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year.

      On January 12, 2000, the Board of Directors approved an executive termination agreement for Mr. McIntyre to be effective from that date. The agreement provides that in the event that the Company terminates Mr. McIntyre's employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his then current annual base salary and annual target incentive payment, (ii) a payment of two years' regular annual contributions to an executive pension plan and (iii) continued group life and health benefits coverage during such two-year period. In addition, Mr. McIntyre will have a period of six months following the date of termination to exercise all stock options that will have vested up to the end of such exercise period

ANTHONY A. P. GALLAGHER

      Anthony Gallagher was employed by GEC Plessey Semiconductor from 1992 until 1998, at which time the Company acquired the assets of GEC Plessey Semiconductor and Mr. Gallagher became an employee of the Company. Mr. Gallagher's initial employment agreement with GEC Plessey Semiconductors was entered into on May 26, 1992, and subsequently amended by agreements with the Company dated April 7, 1999, April 20, 2000, April 18, 2002 and February 2, 2006, respectively.

      Pursuant to the current agreement, Mr. Gallagher is employed as Senior Vice President, Operations, and is entitled to receive an annual base salary of $286,860. Mr. Gallagher's base salary is 160,000 pounds sterling and has not changed since April 1, 2002. The change in the US dollar equivalent of Mr. Gallagher's base salary is due solely to foreign exchange fluctuations since April 1, 2002. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Gallagher of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Gallagher may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. Mr. Gallagher is also entitled to customary benefits.

      Mr. Gallagher's employment agreement further provides that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his average earned incentive payment over the previous three years or such shorter period if the period of employment is shorter than three years, and (iii) continued health benefits coverage until the earlier of one year following the termination of his employment or 30 days after having secured a similar replacement coverage through re-employment. In addition, Mr. Gallagher will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

STEPHEN J. SWIFT

      Mr. Swift has been an employee of Zarlink since 1999. His current position is Senior Vice-President and General Manager Ultra Low Power Communications Division. Effective February 2, 2006, the Company and Mr. Swift entered into an amended employment agreement.

      Pursuant to the agreement, Mr. Swift is entitled to receive an annual base salary in the amount of US$250,000. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Swift of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Swift may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. Mr. Swift is also entitled to customary benefits.

      Mr. Swift's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his average earned incentive payment over the previous three years or such shorter period if the period of employment is shorter than three years, and (iii) an amount equivalent to the Company's one-year cost of his current life, health and dental insurance coverage. In addition, Mr. Swift will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 31, 2006 about the common shares of the Company that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans.

----------------------------------------------------------------------------------------------------------
                                                                                   Number of securities
                                                                                  remaining available for
                                                                                  future issuance under
                             Number of securities to       Weighted-average       equity compensation
                             be issued upon exercise       exercise price of         plans (excluding
                             of outstanding options,      outstanding options,    securities reflected in
    Plan Category              warrants and rights        warrants and rights        the first column)
----------------------------------------------------------------------------------------------------------
Equity compensation plans          10,787,709                   $5.42                    3,701,847
approved by securityholders

Equity compensation plans              N/A                       N/A                        N/A
not approved by
securityholders

Total                              10,787,709                   $5.42                    3,701,847
----------------------------------------------------------------------------------------------------------

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      During the fiscal year ended March 31, 2006, each director who was not a salaried officer of the Company or its subsidiaries received an annual stipend of $8,361 and a director's fee of $1,672 for each meeting of the Board of Directors or any Committee thereof attended in person and for each day spent on the affairs of the Company or $1,045 for each telephone meeting of the Board of Directors and was reimbursed for his expenses. In addition, the

Chairperson of each Committee of the Board of Directors received an annual fee of $5,017, with the exception of the Chairperson of the Audit Committee who received an annual fee of $12,541. The Company pays the Chairperson of the Board of Directors, when such person is not an employee of the Company, an annual stipend of $83,612 (inclusive of Board and Committee meeting fees) and a per diem of $2,090 for attendance to Company business to an annual maximum of $41,806.

      The compensation of non-employee directors is fixed in Canadian dollars. Changes in compensation for non-employee directors from Fiscal 2005 to Fiscal 2006 were due solely to foreign exchange fluctuations. See note 3 under "Executive Compensation - Summary Compensation Table" for details on the foreign exchange fluctuations.

      The following table summarizes the aggregate number of unexercised options held by non-employee directors at June 2, 2006.

                  Option Information for Non-Employee Directors

--------------------------------------------------------------------------------
                                   Unexercised Options at June 2, 2006
--------------------------------------------------------------------------------
Date of Grant               Exercise Price     Exercisable      Unexercisable
--------------------------------------------------------------------------------
May 22, 1997                  CDN $9.32          40,000              -
--------------------------------------------------------------------------------
February 21, 2001            CDN $14.06          60,000              -
--------------------------------------------------------------------------------
February 6, 2002             CDN $16.23          60,000              -
--------------------------------------------------------------------------------
July 13, 2002                 CDN $7.15          20,000              -
--------------------------------------------------------------------------------
February 6, 2003(1)           CDN $5.10          80,000              -
--------------------------------------------------------------------------------
May 14, 2003(1)               CDN $6.68          20,000              -
--------------------------------------------------------------------------------
January 29, 2004(1)           USD $4.04         100,000              -
--------------------------------------------------------------------------------
November 26, 2004             USD $2.25           5,000            15,000
--------------------------------------------------------------------------------
February 24, 2005             USD $1.83          35,000            85,000
--------------------------------------------------------------------------------
January 27, 2006              USD $2.18            -              120,000
--------------------------------------------------------------------------------

(1) See "1991 Stock Option Plan for Key Employees and Non-Employee Directors" for details on vesting periods.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

      As at May 31, 2006, no director, executive officer or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate of any such director, officer or proposed nominee was indebted to the Company or any one of its subsidiaries in connection with the purchase of securities of the Company or its subsidiaries or otherwise.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      As at June 2, 2006, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of $30,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended March 31, 2006 was $1,042,000. No portion of these premiums was paid by the directors and officers of the Company. The policies do not provide for a deductible for any loss in connection with a claim against a director or an officer. For claims brought against the Company, a deductible of $1,000,000 applies.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      The Board of Directors and the Company's management are committed to the highest standard of corporate governance, and the Company has had standards in place for many years. The Nominating and Corporate Governance Committee and the Board of Directors review the Company's governance standards periodically and at least annually and revise them when necessary to respond to changing regulatory requirements and evolving best practices. The Company's principal objective in directing and managing its business and affairs is to enhance shareholder value. The Company believes that effective corporate governance improves corporate performance and benefits all shareholders.

      The Canadian Securities Administrators ("CSA") published on April 15, 2005 National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices which prescribe corporate governance guidelines (the "Governance Guidelines") and related detailed disclosure, which came into force on June 30, 2005. Previously, in March 2004, the CSA rules relating to audit committees and certification of financial disclosure came into force ("CSA Audit Committee Rules").

      The Board of Directors of the Company believes that the Company is fully compliant with the Governance Guidelines. The Company's corporate governance practices are compared with the Governance Guidelines in Schedule A hereto. As Zarlink complies with the NYSE Rules regarding the role and composition of the audit committee, the Company is exempt from compliance with the CSA Audit Committee Rules.

      As the Company's common shares are registered in the United States, Zarlink is subject to certain provisions of the United States Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and the rules and regulations ("SEC Rules") of the SEC. Moreover, as the Company's common shares are listed on the New York Stock Exchange ("NYSE"), Zarlink is subject to certain NYSE corporate governance rules which became final in November 2004 ("NYSE Rules").

      Although there are certain differences between the corporate governance practices of Zarlink, which is a foreign private issuer under the SEC Rules, and those required of a domestic company under the NYSE Rules, we do not believe that any of these differences are significant. The differences in corporate governance practices are set forth in Schedule A hereto.

      The Governance Guidelines, which are not mandatory, define a director as independent if he or she has no direct or indirect material relationship with the Company. The Governance Guidelines recommend and the NYSE Rules require that a majority of the board must be "independent". Independence is defined under the Governance Guidelines and the NYSE Rules to mean the board has affirmatively determined that the director has no material relationship with the Company which could be reasonably expected to interfere with the exercise of a member's independent judgment. The Governance Guidelines and the NYSE Rules deem certain relationships to be indicative of non-independence. The NYSE Rules also require that all audit committee members meet additional independence standards, including not accepting, directly or indirectly, any consulting or other compensatory fee and not being an affiliate of the Company.

      The Board of Directors has reviewed the Governance Guidelines and NYSE Rules and has individually considered their respective interests in and relationships with the Company. As a consequence, the Board of Directors has determined that, on a rigorous application of these definitions, the Board is composed of six "independent" directors out of seven board members. As the President and Chief Executive Officer of the Company, Kirk K. Mandy is not considered to be an "independent" director.

      The NYSE Rules require that all of audit committee members be independent and financially literate, as defined by such rules. The Company is also required, under the Sarbanes-Oxley Act and SEC Rules, to disclose whether it has an audit committee financial expert (within the meaning of such rules) serving on its audit committee. The Board of Directors has reviewed the independence of each member of the audit committee, as well as the education and experience of each member of the Audit Committee relevant to the performance of his duties on the Committee and has determined that all audit committee members are independent and financially literate and that Hubert T. Lacroix, Chairperson of the Audit Committee, and J. Spencer Lanthier, a member of the Audit Committee, are the audit committee financial experts.

      The Board of Directors has approved a detailed set of internal corporate governance policies including mandates for the Board of Directors and its committees and a Code of Ethics and Business Conduct. These policies are described in detail in Schedule A hereto and are available in their entirety at the Company's website at www.zarlink.com.

      The  Board  of  Directors   continues  to  monitor  changes  to  corporate
governance rules and best practices and to take appropriate action, including, as appropriate, the adoption of voluntary policies and procedures.

      A brief summary of the education and/or experience of each member of the Audit Committee that is relevant to the performance of his responsibilities as a member of the Committee is set out below.

AUDIT COMMITTEE MEMBERS

Education and Experience

      Mr. Hubert T. Lacroix has a BCL (1976) and a MBA (1981) from McGill University. He has also been a member of the Quebec Bar since 1977. From February 1, 2000 to May 2, 2003, he served as Chairman of the Board of Telemedia Corporation as well as chairman of the Board of Directors of its affiliated companies. Mr. Lacroix is Chairman of the Board of SFK Pulp Fund and a member of its audit committee in addition to being a director and a member of the audit committee of Transcontinental Inc.

      Mr. Lacroix has acquired a good understanding of the accounting principles used to prepare financial statements, in general, resulting from his legal practice specializing in business law and the positions held with Telemedia Corporation as well as the experience acquired as a member of audit committees for several public and private corporations over a period of nearly 20 years. This experience allows him to understand the accounting principles used by the Company in preparing its financial statements and to evaluate, in general, the application of accounting principles as they relate to the accounting of the Company's estimates, accounts receivable, accounts payable and reserves.
Moreover, he has an excellent understanding of the procedures regarding the disclosure of financial information.

      Mr. Lanthier was the Chairman and Chief Executive Officer of KPMG Canada from 1993 to 1999 and Vice-Chairman from 1989 to 1993. He also served as a member of the KPMG International Executive Committee and Board. Mr. Lanthier was awarded his F.C.A. designation by the Institute of Chartered Accountants of Ontario in 1982 and served as a partner of KPMG Canada from 1972 until his retirement in 1999. He received the Award of Outstanding Merit from the Institute of Chartered Accountants of Ontario in 2001. Mr. Lanthier also serves as a director on the Board of Directors of several public companies.

      As a result of his accounting background and active practice as a certified public accountant for over 27 years, Mr. Lanthier has developed a high level of financial expertise. Mr. Lanthier has experience in preparing, auditing, analyzing or evaluating financial statements that present a certain breadth and level of complexity of accounting issues and has actively supervised persons engaged in performing similar functions.

      Mr. Meunier has served as President and CEO of Proquent Systems Inc. and President of Nortel's Wireless Network division. He is also a director and a member of the Audit Committee of Spectrum Signal Processing. In such capacities, Mr. Meunier has acquired accounting and related financial management expertise and general financial literacy. Mr. Meunier has also actively supervised persons engaged in preparing, auditing, analyzing or evaluating financial statements. Mr. Meunier holds a Bachelor of Science degree in Mathematics and Computer Science from the University of Ottawa.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements contained in the Annual Report with management. This review involves a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosure in the financial statements.

      The Audit Committee also reviews the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of such financial statements with generally accepted accounting principles, their view as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and under generally accepted auditing standards. In addition, the Audit Committee discusses with the independent auditors, the auditors' independence from management and the Company, and such other matters contained in the written disclosure required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considers the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discusses the overall scope and plan for the annual audit with the Company's independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

      For a full description of the Audit Committee responsibilities, please review Exhibit II, the Audit Committee Mandate attached to this Circular.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 20-F for the year ended March 31, 2006 for filing with the SEC and all other applicable regulatory authorities and the Board of Directors has approved such financial statements.

Hubert T. Lacroix
J. Spencer Lanthier
Jules Meunier

May 23, 2006

APPOINTMENT OF AUDITORS

      At the Meeting, the Shareholders will be called upon to appoint auditors to serve until the close of the next Annual Meeting of the Company.

      The Board of Directors of the Company recommends that the Shareholders vote FOR the appointment of Ernst & Young LLP, who are currently the Company's auditors. Ernst & Young LLP were first appointed auditors of the Company on November 19, 1973.

      For Fiscal 2006 and the fiscal year ended March 25, 2005 ("Fiscal 2005"), Ernst & Young LLP billed $888,000 and $2,101,000, respectively, as detailed below:

      Ernst & Young LLP                      Fiscal 2006          Fiscal 2005
      --------------------------------------------------------------------------
      Audit services(1)                        $668,000            $1,780,000
      Audit related services(2)                 $33,000               $56,000
      Tax services(3)                          $187,000              $265,000
      Non-audit services                            nil                   nil
                                          --------------------------------------
      Total                                    $888,000            $2,101,000

      (1) These fees included fees for the audit of the consolidated financial statements and other services performed such as statutory audits and quarterly reviews. In Fiscal 2005, these fees also included fees of $1,102,000 related to audit work on internal controls with respect to financial reporting.
      (2) These fees included fees for the Canadian Public Accountability Board in Fiscal 2006 and for the audit of employee benefit plans in Fiscal 2005.
      (3) These fees generally included fees for assistance with corporate tax compliance as well as income tax compliance and other assistance to expatriates.

      Based on a review of these services and of the fees billed by Ernst & Young LLP therefore, the Audit Committee has concluded that Ernst & Young LLP is independent with respect to the Company.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS

      Proposals of holders of common shares intended to be presented at the next Annual Meeting must be received by the Company, c/o Donald G. McIntyre, Secretary, Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, no later than March 9, 2007 for inclusion in the Company's Management Proxy Circular and Form of Proxy relating to that meeting. It is recommended that proposals be delivered to the Company by registered mail.

OTHER MATTERS

      The information contained herein is given as of the 2nd day of June 2006. The management of the Company knows of no amendment of the matters referred to in the Notice of Annual Meeting of Shareholders. However, if any amendment, variation or other business should properly be brought before the Meeting, the accompanying Form of Proxy confers discretionary authority upon the persons named therein to vote upon any amendment or variation of the matters referred to in such notice or on such other business in accordance with their best judgment.

ADDITIONAL INFORMATION

      Financial information is provided in the Company's annual audited financial statements and any interim financial statements submitted subsequent to the filing of the most recent annual financial statements and the
Management's Discussion and Analysis ("MD&A") included in those statements. Copies of the Company's financial statements and related MD&A are available upon request from the Company's Corporate Secretary as well as on the Company's website. Additional information relating to the Company is also available on SEDAR at www.sedar.com.

DIRECTORS' APPROVAL

      The contents and sending of this Circular have been approved by the Board of Directors of the Company.

      Dated this 9th day of June 2006.

      /s/ Donald G. McIntyre
      -------------------------------
      Donald G. McIntyre
      Secretary
      Ottawa, Ontario, Canada

                                   SCHEDULE A

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

--------------------------------------------------------------------------------
          Guidelines           Compliance        Description of Approach
--------------------------------------------------------------------------------

1.    Board of Directors          Yes       The Board of  Directors  is composed
                                            of seven  directors.  The Governance
(a)   Disclose  the  identity               Guidelines  recommend  and the  NYSE
      of  directors  who  are               Rules require that a majority of the
      independent.                          board  must  be  "independent".  The
                                            Governance   Guidelines   define   a
                                            director as independent if he or she
                                            has no  material  relationship  with
                                            the Company. Independence is defined
                                            under the Governance  Guidelines and
                                            the NYSE Rules to mean the board has
                                            affirmatively  determined  that  the
                                            director     has     no     material
                                            relationship  with the Company.  The
                                            Governance  Guidelines  and the NYSE
                                            Rules deem certain  relationships to
                                            be indicative  of  non-independence.
                                            The   Board   of    Directors    has
                                            determined   that,   on  a  rigorous
                                            application  of  these  definitions,
                                            the Board  would be  composed of six
                                            "independent" directors out of seven
                                            board  members,   namely  Dr.  Henry
                                            Simon,   Andre  Borrel,   Hubert  T.
                                            Lacroix, J. Spencer Lanthier,  Jules
                                            Meunier and Dennis A. Roberson.

(b)   Disclose  the  identity               The Board of  Directors  is composed
      of  directors  who  are               of only  one  director  out of seven
      not  independent,   and               who  is  not  independent.   As  the
      describe  the basis for               President   and   Chief    Executive
      that determination.                   Officer  of  the  Company,  Kirk  K.
                                            Mandy  is  not  considered  to be an
                                            "independent" director.

(c)   Disclose whether or not               In  determining  whether  or  not  a
      a   majority   of   the               director  is  independent,  as  that
      directors           are               term is  defined  in the  Governance
      independent.                          Guidelines  and the NYSE Rules,  the
                                            Board  considers all relevant  facts
                                            applicable  to a director.  Based on
                                            the foregoing and on the information
                                            provided  by  directors  as to their
                                            individual  circumstances  (see this
                                            Circular    under    "Election    of
                                            Directors"),     the    Board    has
                                            determined  that  six of  the  seven
                                            Board members are  independent.  See
                                            Item 1(a) above.

(d)   Disclose  the  names of               This information is provided in each
      directors    who    are               director's   biography   under   the
      directors  of any other               heading  "Election of  Directors" of
      reporting   issuer  and               this Circular.
      the    name    of   the
      reporting issuer.

(e)   Disclose whether or not               The  independent  directors  meet at
      the         independent               regularly    scheduled    "executive
      directors          hold               sessions"  without  management.  The
      regularly     scheduled               Chairperson  of the Board chairs the
      meetings    at    which               executive sessions;  however, he may
      non-independent                       choose  to  defer  to  a   Committee
      directors  and  members               Chairperson  when the subject matter
      of  management  are not               of  the  meeting  falls  within  the
      in  attendance.  If the               purview  of a Board  Committee.  The
      independent   directors               independent  directors,  led  by the
      hold   such   meetings,               Chairperson of the Board,  determine
      disclose  the number of               the frequency, length and agenda for
      meetings held since the               executive  sessions.   An  executive
      beginning     of    the               session  is  scheduled   immediately
      issuer's  most recently               before  or  after  a  regular  Board
      completed     financial               meeting  at  least   quarterly  each
      year.                                 year.   At  least   four   executive
                                            sessions were held
                                            during the course of the last fiscal
                                            year.

(f)   Disclose whether or not               The  Chairperson  of  the  Board  of
      the  chair of the board               Directors,  Dr. Henry  Simon,  is an
      is    an    independent               independent   director  and  ensures
      director.  If the board               that  the  Board  of  Directors  can
      has  a  chair  or  lead               function       independently      of
      director   who   is  an               management.     The    Chairperson's
      independent   director,               primary role includes  ensuring that
      disclose  the  identity               the Board functions  properly,  that
      of   the    independent               it   meets   its   obligations   and
      chair or lead director,               responsibilities,   that  the  Board
      and describe his or her               fulfills  its  Mandate  and that its
      role                and               organization  and  mechanisms are in
      responsibilities.                     place and are  working  effectively.
                                            The  Chairperson's  responsibilities
                                            are to ensure  that the Board  meets
                                            on a  regular  basis  and  at  least
                                            quarterly     without     management
                                            present;  in  consultation  with the
                                            Chief    Executive    Officer,    to
                                            establish  a  calendar  for  holding
                                            meetings  of and setting the agendas
                                            for the  meetings  of the  Board and
                                            the Shareholders;  to coordinate the
                                            schedule  of  meetings  of the Board
                                            Committees with the  Chairpersons of
                                            the  Board  Committees;  to  act  as
                                            liaison      and     to     maintain
                                            communication with all directors and
                                            Board   Committee   Chairpersons  to
                                            optimize and co-ordinate  input from
                                            directors,     and    to    optimize
                                            effectiveness of the Board and Board
                                            Committees; to ensure that the Board
                                            receives    adequate   and   regular
                                            updates from the President and Chief
                                            Executive   Officer  on  all  issues
                                            important  to the welfare and future
                                            of  the   Company;   and   to   meet
                                            periodically    with    the    Chief
                                            Executive  Officer and the Secretary
                                            to optimize his liaison function and
                                            to  ensure  efficient  communication
                                            between  management and the Board. A
                                            copy of the role description for the
                                            Chairperson  of  the  Board  can  be
                                            found on the  Company's  website  at
                                            www.zarlink.com.

(g)   Disclose the attendance               Each director's  attendance at Board
      record of each director               meetings   is   disclosed   in  this
      for all board  meetings               Circular under the heading "Election
      held      since     the               of  Directors"  and each  director's
      beginning  of the  most               attendance at Committee  meetings is
      recently      completed               disclosed    under    the    heading
      financial year.                       "Election     of     Directors     -
                                            Independence and Board Committees".
--------------------------------------------------------------------------------
2.    Board Mandate               Yes


      Disclose  the  text  of               The   mandate   of  the   Board   of
      the   board's   written               Directors   is   reproduced    under
      mandate.                              Exhibit II to this  Circular and can
                                            also  be  found  on  the   Company's
                                            website at www.zarlink.com.
--------------------------------------------------------------------------------
3. Position Descriptions          Yes

(a)   Disclose whether or not               The  Board  has  developed   written
      the board has developed               position    descriptions   for   the
      written        position               Chairperson  of the Board  (see item
      descriptions   for  the               1(f)  above)  as  well  as for  each
      chair of the  board and               Committee  Chair. A copy of the role
      the chair of each board               description  for the  Chairperson of
      committee.                            the  Board  and  for  the  Committee
                                            Chairs can be found on the Company's
                                            website at www.zarlink.com.

(b)   Disclose whether or not               The  Board has  developed  a written
      the  board and CEO have               position  description  for the Chief
      developed   a   written               Executive  Officer  under  the  name
      position    description               "Terms  of  Reference  for the Chief
      for the CEO.                          Executive  Officer" and can be found
                                            on  the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            Company's         website         at
                                            www.zarlink.com.

4.    Orientation and             Yes
      Continuing Education


(a)   Briefly  describe  what               The  Board  of  Directors  considers
      measures    the   board               that  orienting  and  educating  new
      takes  to  orient   new               directors is an important element of
      members regarding:                    ensuring    responsible    corporate
                                            governance.  In  addition  to having
      (i)  the  role  of  the               extensive   discussions   with   the
           board,         its               Chairperson    of   the   Board   of
           committees and its               Directors   and  the  President  and
           directors, and                   Chief Executive Officer with respect
                                            to the  business and  operations  of
      (ii)  the   nature  and               the Company, a new director receives
            operation of  the               a  record   of   public   and  other
            issuer's business.              information  concerning  the Company
                                            and prior minutes of recent meetings
                                            of  the  Board  of   Directors   and
                                            applicable  committees.  The details
                                            of  the   orientation  of  each  new
                                            director   are   tailored   to  that
                                            director's   individual   needs  and
                                            areas of interest.

(b)   Briefly  describe  what               The    Board   of    Directors    is
      measures,  if any,  the               responsible  for  ensuring  that  an
      board  takes to provide               appropriate   continuing   education
      continuing    education               program  is  made  available  to all
      for its directors.                    directors. Educational presentations
                                            are  provided at the Board  meetings
                                            from time to time. In addition,  all
                                            directors  receive  from  the  Chief
                                            Executive  Officer regular  business
                                            updates and are provided with a copy
                                            of  all  Chief   Executive   Officer
                                            communications to employees.
--------------------------------------------------------------------------------
5.    Ethical Business Conduct    Yes


(a)   Disclose whether or not               All  of  the   Company's   employees
      the board has adopted a               (including  the  senior  executives)
      written  code  for  its               are  subject to a Code of Ethics and
      directors, officers and               Business Conduct, a copy of which is
      employees. If the board               available on the  Company's  website
      has  adopted  a written               at   www.zarlink.com.    The   Chief
      code:                                 Executive    Officer,    the   Chief
                                            Financial  Officer and the Corporate
      (i)   disclose  how   a               Controller  of the Company  must, in
            person or company               addition,  meet  the  standards  and
            may obtain a copy               requirements  of  the  Supplementary
            of the code;                    Code of Ethics and Business Conduct,
                                            which can be found on the  Company's
                                            website at www.zarlink.com.

      (ii)  describe  how the               Two  direct  email  links  posted on
            board    monitors               Zarlink's   website   to  the  Audit
            compliance   with               Committee    Chairperson   and   the
            its code; and                   Chairperson    of   the   Board   of
                                            Directors permit employees and third
                                            parties to communicate directly with
                                            the  Board.   The  Audit   Committee
                                            Chairperson is also copied  directly
                                            on all ad hoc  incident  and monthly
                                            reports   sent  to  the  Company  by
                                            ReportLine,  a  third  party  ethics
                                            line provider to which employees and
                                            third   parties   may   complain  or
                                            report.

      (iii)provide          a               The Board has not granted any waiver
           cross-reference to               to its Code of Ethics  and  Business
           any       material               Conduct.
           change      report
           filed   since  the
           beginning  of  the
           issuer's      most
           recently completed
           financial     year
           that  pertains  to
           any conduct of   a
           director        or
           executive  officer
           that constitutes a
           departure from the
           code.

(b)   Describe    any   other               No  material  conflicts  of interest
      steps the  Board  takes               were  declared  by
      to   ensure   directors               a  director  or an officer in Fiscal
      exercise    independent               2006   except    relating   to   the
      judgment in considering               discussion  and   determination   of
      transactions        and               compensation  matters  for the  CEO.
      agreements  in  respect               When  there  is  a  declaration   of
      of which a director  or               material  conflict of interest,  the
      executive officer has a               declarant  is asked  to  immediately
      material interest.                    leave the Board or Committee meeting
                                            for the duration of the  discussion,
                                            and not participate in any decision,
                                            relating  to  the   transaction   or
                                            agreement  in respect of which he or
                                            she has a material interest.

(c)   Describe    any   other               The  Board  requires   employees  to
      steps the  Board  takes               review  annually the Company's  Code
      to    encourage     and               of Ethics and  Business  Conduct and
      promote  a  culture  of               to sign  acknowledgements  that  the
      ethical        business               employees  have read and  understood
      conduct.                              the Code.  The Board  also  requires
                                            the  Chief  Executive  Officer,  the
                                            Chief  Financial   Officer  and  the
                                            Corporate  Controller of the Company
                                            to review annually the Supplementary
                                            Code of Ethics and Business  Conduct
                                            and  sign  an  acknowledgement  that
                                            they  have read and  understood  the
                                            Supplementary  Code.  The Board also
                                            provides  direct  email links to the
                                            Audit   Committee   Chairperson  and
                                            Chairperson    of   the   Board   of
                                            Directors  and  provides  an  ethics
                                            reporting  line  hosted  by a  third
                                            party provider, ReportLine to ensure
                                            ease of  communication  directly  to
                                            the Board of employee or third party
                                            complaints  or reports  relating  to
                                            ethical business conduct.
--------------------------------------------------------------------------------
6.    Nomination of Directors     Yes

(a)   Describe the process by               The    Nominating    and   Corporate
      which     the     board               Governance   Committee  reviews  and
      identifies          new               recommends  the  slate of  directors
      candidates   for  board               nominees to be proposed annually for
      nomination.                           election   by   the    shareholders,
                                            considering the size of the Board of
                                            Directors and the  competencies  and
                                            skills  of  proposed  nominees,  and
                                            annually  reviews the composition of
                                            the  Board  of  Directors   and  its
                                            committees   to   determine  if  the
                                            members   meet   the   "independent"
                                            director  criteria of the Governance
                                            Guidelines and the NYSE Rules.

                                            When    considering    a   potential
                                            candidate,    the   Nominating   and
                                            Corporate  Governance Committee will
                                            take into consideration such factors
                                            as it deems  appropriate,  including
                                            the following:

                                            o the appropriate size of the Board;

                                            o the  needs  of  the  Company  with
                                            respect  to the  particular  talents
                                            and experience of its directors;

                                            o   the   knowledge,    skills   and
                                            experience  of  nominees,  including
                                            experience   at  the  policy  making
                                            level   in   technology,   business,
                                            finance,  administration  or  public
                                            service,   in  light  of  prevailing
                                            business conditions,  the knowledge,
                                            skills   and   experience    already
                                            possessed  by other  members  of the
                                            Board and the  highest  professional
                                            and personal ethics and values;

                                            o minimum individual qualifications,
                                            including   strength  of  character,
                                            mature  judgment,  familiarity  with
                                            the Company's business and industry,
                                            independence   of  thought   and  an
                                            ability to work collegially;

                                            o experience with  accounting  rules
                                            and practices;

                                            o appreciation  of the  relationship
                                            of  our  business  to  the  changing
                                            needs of society; and

                                            o  the   desire   to   balance   the
                                            considerable  benefit of  continuity
                                            with the  periodic  injection of the
                                            fresh  perspective  provided  by new
                                            members.

                                            The    Nominating    and   Corporate
                                            Governance  Committee  will evaluate
                                            director  candidates  recommended by
                                            shareholders   in   light   of   the
                                            Committee's    criteria    for   the
                                            selection  of  new  directors.   Any
                                            shareholder   recommendation   of  a
                                            director  candidate  should  include
                                            the candidate's  name,  biographical
                                            data and a detailed  description  of
                                            the candidate's  qualifications  for
                                            Board membership, and should be sent
                                            to Zarlink  Semiconductor  Inc., 400
                                            March Road, Ottawa,  Ontario, Canada
                                            K2K    3H4,    Attention:    Company
                                            Secretary  or  can  be  communicated
                                            directly to the  Chairperson  of the
                                            Board of Directors by  addressing an
                                            e-mail  to   boardchair@zarlink.com.
                                            Any shareholder recommendations must
                                            be submitted in sufficient  time for
                                            an  appropriate  evaluation  by  the
                                            committee. However, if a shareholder
                                            wishes  the   recommendation   of  a
                                            potential  candidate to constitute a
                                            proposal  intended to be included in
                                            the Company's next year circular, it
                                            must follow the  procedure set forth
                                            under  the  heading   "Shareholders'
                                            Proposals" of this Circular.

                                            The    Nominating    and   Corporate
                                            Governance       Committee      will
                                            periodically  assess the appropriate
                                            size of the Board,  and  whether any
                                            vacancies  on the Board are expected
                                            due to retirement  or otherwise.  In
                                            the   event   that   vacancies   are
                                            anticipated, or otherwise arise, the
                                            Committee  will  consider  potential
                                            candidates for director who may come
                                            to  its  attention  through  current
                                            Board members, shareholders or other
                                            persons. The Company has in the past
                                            engaged   search   firms   to   help
                                            identify  or  evaluate  or assist in
                                            identifying potential nominees.  The
                                            candidates   will  be  evaluated  at
                                            meetings  of  the   Nominating   and
                                            Corporate Governance Committee,  and
                                            may  be   considered  at  any  point
                                            during the year.

(b)   Disclose whether or not               The   Board    has   a    nominating
      the    board    has   a               committee,    the   Nominating   and
      nominating    committee               Corporate   Governance    Committee,
      composed   entirely  of               composed   of   three    independent
      independent directors.                directors,  namely Dr.  Henry  Simon
                                            (Chairperson), Hubert T. Lacroix and
                                            J. Spencer Lanthier.

(c)   If  the   board  has  a               The  mandate of the  Nominating  and
      nominating   committee,               Corporate  Governance  Committee  is
      describe            the               (i) to conduct  the Chief  Executive
      responsibilities,                     Officer candidate identification
      powers and
--------------------------------------------------------------------------------
      operation    of     the               and  appointment  process;  (ii)  to
      nominating   committee.               conduct the director identification,
                                            evaluation,       selection      and
                                            performance   assessment  processes;
                                            and  (iii)  to take  the  leadership
                                            role in shaping corporate governance
                                            by   establishing,    amending   and
                                            monitoring the corporate  governance
                                            processes   and   practices  of  the
                                            Company,  including an annual review
                                            that   members   of  the   Board  of
                                            Directors  and its  committees  meet
                                            the "independent"  director criteria
                                            of the Governance Guidelines and the
                                            NYSE Rules.  The Committee  also has
                                            the    mandate    to   review    the
                                            compensation  of directors to ensure
                                            that the compensation  realistically
                                            reflects  the  responsibilities  and
                                            risk  involved in being an effective
                                            director.  A copy of the  mandate of
                                            the    Nominating    and   Corporate
                                            Governance Committee can be found on
                                            the     Company's     website     at
                                            www.zarlink.com.
--------------------------------------------------------------------------------
7.    Compensation                Yes

(a)   Describe the process by               The   process  by  which  the  Board
      which     the     board               determines the  compensation for the
      determines          the               Company's  directors and officers is
      compensation   for  the               outlined  under "Report on Executive
      issuer's  directors and               Compensation"   included   in   this
      officers.                             Circular.

(b)   Disclose whether or not               The   Board   has   a   compensation
      the    board    has   a               committee,   the   Compensation  and
      compensation  committee               Human     Resources     Development,
      composed   entirely  of               composed   of   three    independent
      independent directors.                directors,   namely  Jules   Meunier
                                            (Chairperson),   Andre   Borrel  and
                                            Dennis Roberson.

(c)   Describe            the               The mandate of the  Compensation and
      responsibilities,                     Human     Resources      Development
      powers and operation of               Committee is outlined  under "Report
      the        compensation               on Executive  Compensation" included
      committee.                            in  this  Circular.  A  copy  of the
                                            mandate  of  the   Compensation  and
                                            Human     Resources      Development
                                            Committee   can  be   found  on  the
                                            Company's         website         at
                                            www.zarlink.com.

(d)   If    a    compensation               In  Fiscal  2006,  the  Compensation
      consultant  or  advisor               Committee   engaged  the  Hay  Group
      has,  at any time since               Consultants   (Toronto)   to  review
      the  beginning  of  the               against   a   comparator   group  of
      issuer's  most recently               semiconductor      companies     the
      completed     financial               compensation    of   directors   and
      year,  been retained to               executives  as well as option grants
      assist  in  determining               to   directors,    executives    and
      compensation for any of               employees.  In  addition,  Hay Group
      the issuer's  directors               was retained to assist management in
      and officers,  disclose               the  design  and   operation   of  a
      the   identity  of  the               360(degree)  evaluation  process for
      consultant  or  advisor               executives.
      and  briefly  summarize
      the  mandate  for which
      they      have     been
      retained.     If    the
      consultant  or  advisor
      has  been  retained  to
      perform  any other work
      for the company,  state
      that  fact and  briefly
      describe  the nature of
      the work.
--------------------------------------------------------------------------------
8.    Other Board Committees      Yes


      If   the    board   has               The  Board  has one  other  standing
      standing     committees               committee,  the Executive  Committee
      other  than the  audit,               composed   of   Dr.    Henry   Simon
      compensation        and               (Chairperson),  Hubert  T.  Lacroix,
      nominating  committees,               two independent directors,  and Kirk
      identify the committees               K.   Mandy,   President   and  Chief
      and   describe    their               Executive  Officer  of the  Company.
      function.                             The   mandate   of   the   Executive
                                            Committee  is (when the Board is not
                                            in  session)
--------------------------------------------------------------------------------
                                            to supervise, control and manage the
                                            business  and affairs of the Company
                                            and  exercise  all of the  powers of
                                            the Board,  save and except  certain
                                            powers  which are  exclusive  to the
                                            Board.  A copy of the mandate of the
                                            Executive  Committee can be found on
                                            the     Company's     website     at
                                            www.zarlink.com.
--------------------------------------------------------------------------------
9.    Assessments                 Yes


      Disclose whether or not               The   Board  has   implemented   and
      the     board,      its               reviews,   from  time  to  time,   a
      committees          and               process  to   annually   assess  the
      individual    directors               effectiveness   of  the  Board,  the
      are regularly  assessed               Board   committees   and  individual
      with  respect  to their               directors.  Annually,  each director
      effectiveness       and               completes a questionnaire evaluating
      contribution.        If               the   performance   of   the   Board
      assessments         are               generally.  In  addition,  the Board
      regularly    conducted,               Chairperson    conducts   one-on-one
      describe   the  process               interviews  with  each  director  in
      used       for      the               order    to    obtain    information
      assessments.                          regarding  the   effectiveness   and
                                            performance  of  the  Board,  and of
                                            each Board  member.  The  members of
                                            each   committee  also  complete  an
                                            evaluation  questionnaire  for  each
                                            committee  on which they sit,  which
                                            is then  reviewed by the  applicable
                                            committee and reported to the Board.
                                            The    Nominating    and   Corporate
                                            Governance   Committee   Chairperson
                                            also conducts one on one  interviews
                                            with each member of the Board in the
                                            evaluation of the performance of the
                                            Board  Chairperson.  The  results of
                                            all  assessments  are discussed with
                                            the  Board  and  form  the  basis of
                                            recommendations  to  the  Board  for
                                            change.  The  last  full  Board  and
                                            director   performance   review  was
                                            completed  by the  Board  on May 23,
                                            2006.
--------------------------------------------------------------------------------

     New York Stock Exchange - Differences in Corporate Governance Practices

Compliance with NYSE Standards

Zarlink's corporate governance practices differ from those of the NYSE in only one way: the NYSE Standards require that the Compensation Committee determine and approve the Chief Executive Officer's compensation. While the Governance Guidelines require the Compensation Committee to determine the Chief Executive Officer's compensation, his or her compensation is approved by the Board upon the recommendation of the Compensation Committee. Zarlink believes that this variation in its corporate governance practices from those of the NYSE is not significant.

                                    EXHIBIT I

                                  BOARD MANDATE

Appointment

Directors are elected annually by the shareholders of the Company and together with those appointed to fill vacancies or appointed as additional directors throughout the year, collectively constitute the Board of Directors (the "Board") of the Company.

Mandate

The Board establishes the overall policies for the Company; monitors and evaluates the Company's strategic direction, and retains plenary power for those functions not specifically delegated by it to its Committees or to management. Accordingly, in addition to the duties of directors of a Canadian corporation as prescribed by statute, the mandate of the Board is to supervise the management of the business and affairs of the Company with a view to evaluate, on an ongoing basis, whether the Company's resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations and corporate social responsibility. In order to better fulfill its mandate, the Board is responsible for, among other matters:

1. Selecting the Chairperson for the Board of Directors annually or as otherwise required;

2. Reviewing and approving, prior to the beginning of each fiscal year, the business plan, capital budget and financial goals of the Company as well as longer term strategic plans (taking into account the opportunities and risks of the business) prepared and elaborated by management and, throughout the year, monitoring the achievement of the objectives set;

3. Reviewing and approving all regulatory filings such as the Annual Report, Proxy Circular, Annual Information Form and Reports on Form 10-K, 10-Q and 8-K;

4. Ensuring that it is properly informed, on a timely basis, of all important issues (including environmental, cash management and business development issues) and developments involving the Company and its business environment;

5. Identifying, with management, the principal risks of the Company's business and the systems put in place to manage these risks as well as monitoring, on a regular basis, the adequacy of such systems;

6. Ensuring proper succession planning, including appointing, training and monitoring senior executives;

7. To the extent feasible, satisfying itself as to the integrity of the chief executive officer (the "CEO") and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the organization;

8.    Reviewing and ratifying the Compensation  and Human Resources  Development
      Committee's   assessment  of  the   performance  of  the  CEO  and  senior
      executives;

9.    Adopting and enforcing good corporate governance practices and processes;

10.   Ensuring   proper   communication   with   shareholders,   customers   and
      governments;

11. Monitoring the efficiency and integrity of internal control and management information systems;

12. Assessing annually the performance of the Board, its committees and each of its directors;

13. Recommending to shareholders, pursuant to the recommendation of the Audit Committee, the appointment of auditors and approving auditor compensation where authorized by shareholders;

14. Developing, with the CEO, a position description for the CEO and developing and approving the corporate goals and objectives that the CEO must meet;

15. Nominating or appointing directors, as appropriate, based on the advice of the Nominating and Corporate Governance Committee and considering the size of the Board and the competencies and skills of directors and proposed directors;

16. Ensuring the new directors receive comprehensive orientation to the Board and that an appropriate continuing education program is made available to all directors;

17. Ensuring that the compensation of directors realistically reflects the responsibilities and risk involved in being an effective director.

and has taken, when necessary, specific measures in respect of these items.

Long-term goals and strategies for the Company are developed as part of management's annual strategic planning process with the Board, which also includes the preparation of a detailed one-year operating plan. Through this process, led by the President and Chief Executive Officer and senior management of the Company, the Board adopts the operating plan for the coming financial year and monitors senior management's relative progress through a regular reporting and review process. The Board reviews on a quarterly basis the extent to which the Company has met the current year's operating plan.

Consistent with the Board's power to delegate management of the day-to-day operation of the Corporation's business, the Board exercises business judgment in establishing and revising guidelines for authorization of expenditures or other corporate actions, and these have been periodically reviewed with management. The current committee structure of the Corporation includes the following committees: Audit, Nominating and Corporate Governance, Executive and Compensation and Human Resources Development. The mandate of each standing committee is reviewed periodically by the Board with a view to delegating to committees the authority of the Board concerning specified matters appropriate to such committees. Such authorities are set forth in board resolutions or bylaws pertaining to the charters of board committees.

The Board has put policies in place to ensure effective, timely and non-selective communications between the Company, its stakeholders and the public. The Board, or the appropriate committee thereof, reviews the content of the Company's major communications to shareholders and the investing public, including the quarterly and annual reports, and approves the proxy circular, the annual information form and any prospectuses that may be issued. The disclosed information is released through mailings to shareholders, news wire services, the general media and a home page on the internet.

Qualifications and Procedures

At least twenty-five percent of the directors shall be "resident Canadians" as defined by the Canada Business Corporations Act and a majority of the directors shall be "independent" as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. The Board shall review and affirmatively determine the "independent" status of each director.

These percentages also apply to director attendance at any Board meetings.

The independent directors shall meet at regularly scheduled executive sessions at least quarterly without management present. If the Chairperson of the Board is an "independent" director, he/she will preside over the executive sessions of the Board. Otherwise, the independent directors shall designate and publicly disclose the name of the independent director who will preside at the executive sessions.

The Board may retain such outside consultants and advisors (at Company expense),
as  it  deems   necessary   from  time  to  time  to  fulfill   its  duties  and
responsibilities.

The Board's operational procedures are set out in By-Law No. 16 of the Company as amended from time to time.

                                   EXHIBIT II

                             AUDIT COMMITTEE CHARTER

Appointment

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") hereby constituted with all the powers and duties conferred on it by the laws governing the Company and such powers and duties as may be conferred on it from time to time by resolution of the Board. The Board shall appoint at least three directors to serve on the Committee at the first meeting of the Board following each annual meeting of shareholders of the Company, to hold office, subject to paragraph 5 of the Qualifications, Powers and Procedures section, until the next annual shareholders' meeting.

Mandate

The Board has given the Committee the following mandate:

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Each such registered public accounting firm shall report directly to the Committee. The Committee shall establish approval guidelines for any non-audit related work to be undertaken by the independent auditors.

18.   The Committee's purpose will be to assist the Board oversight of:

      i.    The integrity of the Company's financial statements;

      ii.   The Company's compliance with legal and regulatory requirements;

      iii.  The independent auditors' qualifications and independence;

      iv. The performance of the Company's internal control self-assessment committee and independent auditors; and

      v. The process for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct.

19.   The Committee shall:

      i. Review the significant accounting principles and management estimation processes incorporated in the Company's financial statements, including any changes in the Company's accounting principles or application thereof;

      ii. Review the results of assessments of the Company's internal controls including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any;

      iii. Oversee the work of the independent auditors, including (a) resolving disagreements between management and the independent auditors with respect to financial reporting and (b) reviewing the planned scope and approach of the independent audit and the areas of significant emphasis and the measures taken by management to deal with significant internal control deficiencies, if any. The
            Committee shall discuss with the independent auditors any difficulties encountered in the course of the audit work and any restrictions on the scope of activities or access to requested information.

      iv. Review the analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

      v. Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the financial statements of the Company;

      vi. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

      vii. Obtain and review a report by the Company's independent auditors describing:

            a.    The  independent  auditing  firm's  internal  quality  control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

            b. The results of the most recent SEC Peer Review and (when available) the practice inspection assessments conducted on behalf of the Public Accounting Oversight Board, and similar practice inspection assessments conducted on behalf of the Canadian Public Accountability Board; and

            c. All relationships between the Company and the independent auditor which would permit the Committee to assess the auditor's independence;

      viii. Discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and review related press releases, before such information is publicly disclosed;

      ix. Ensure that adequate procedures are in place for review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements (other than (viii) above)and periodically assess the adequacy of such procedures;

      x.    Discuss   policies  with  respect  to  risk   assessment   and  risk
            management;

      xi. Meet separately, at least quarterly, with management, with the internal control self-assessment committee and with the independent auditors;

      xii.  Review  with  the   independent   auditors  any  audit  problems  or
            difficulties and management's response to them;

      xiii. Set  clear  hiring  policies  for  employees,   partners  or  former
            employees or partners of the independent auditors;

      xiv. Establish procedures for the receipt, retention, processing and treatment of complaints regarding accounting, internal accounting controls, or auditing matters;

      xv. Establish procedures for the confidential, anonymous submission by employees and third parties of concerns regarding questionable accounting or auditing practices;

      xvi. Inquire of the appropriate personnel of the Company and the independent auditors as to any deviation from the established Code of Ethics and Business Conduct and Supplementary Code of Ethics and Business Conduct for Designated Executives and periodically review the policies covering such Codes;

      xvii. Review and evaluate the qualifications and performance of the lead audit partner and other relevant personnel of the auditors;

      xviii. Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal control self-assessment committee;

      xix. Review and discuss with management and the independent auditor a) the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 20-F and b) the Company's quarterly financial statements prior to the filing of its Form 6-K, including the results of the independent auditor's review of the quarterly financial statements;

      xx. Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent auditors subject to the de minimis exception for non-audit services set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934;

      xxi. Annually review the status of the Company's environmental compliance program;

      xxii. Review and discuss with management and the independent auditors any related party transaction (as defined in the rules of the U.S. Securities and Exchange Commission (SEC);

      xxiii. Prepare the report of the Committee to be included in the annual proxy circular or statement;

      xxiv.  Review,  with the Company's General Counsel,  any legal matter that
             could  have  a  significant  impact  on  the  Company's   financial
             statements.

Delineation of Responsibilities

Management is responsible for preparing the Company's financial statements with all material disclosures such that they are complete, accurate and fairly present the information set forth in conformity with Generally Accepted Accounting Principles (GAAP) and all applicable rules and regulations. The independent auditor is responsible to provide an opinion, based on its audits, that the financial statements fairly present, in all material respects, the financial position of the Company, its results of operations and its cash flows in conformity with GAAP. The independent auditors report directly to the Audit Committee. The Audit Committee's role is one of oversight in line with its mandate.

Qualifications, Powers and Procedures

20. All members of the Committee shall be "independent" directors as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. All members shall be financially literate and have relevant and practical business experience and competencies as determined by the Nominating and Corporate Governance Committee from time to time. At least one member shall be determined by the Board to be an audit committee "financial expert" as defined by the SEC.

21. Committee members shall not serve on three or more public company audit committees simultaneously unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve the shareholders' and Company's best interests. Any such determination shall be disclosed in the Company's annual proxy circular and annual report on Form 20-F.

22. Committee members are barred from accepting any consulting, advisory or other compensatory fee, directly or indirectly, from the Company or an affiliate of the Company, other than in the member's capacity as a member of the Board and any Board committee. This prohibition precludes payments to a spouse, a minor child or stepchild or a child or stepchild sharing the home with the member, as well as payments accepted by an entity in which a Committee member is a partner, member, officer or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company. A Committee member shall not be an affiliated person of the Company or any subsidiary of the Company.

23. The Committee shall elect from its members a Chairperson. The Secretary shall be elected from its members, or shall be the Secretary, or the Assistant or Associate Secretary, of the Company.

24. Any member of the Committee may be removed or replaced at any time by the Board. A member shall cease to be a member of the Committee upon ceasing to be a director of the Company.

25. Meetings of the Committee shall be called by the Chairperson of the Committee and shall be held at least four times a year.

26. The times and places where meetings of the Committee shall be held and the procedures at such meetings shall be as determined, from time to time, by the Committee.

27. Notice of each meeting of the Committee shall be given to each member of the Committee. Subject to the following, notice of a meeting shall be given orally or by letter, telex, telegram, electronic mail, telephone facsimile transmission or telephone not less than 48 hours before the time fixed for the meeting. Notice of regular meetings need state only the day of the week or month, the place and the hour at which such meetings will be held and need not be given for each meeting. Members may waive notice of any meeting.

28. The Committee may invite from time to time such person as it may see fit to attend its meeting and to take part in discussion and consideration of the affairs of the Committee. However, any such persons invited may not vote at any meeting of the Committee.

29. A meeting of the Committee may be held by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting.

30. The majority of the Committee shall constitute a quorum for the purposes of conducting the business of the Committee. Notwithstanding any vacancy on the Committee, a quorum may exercise all of the powers of the Committee.

31. Any decision made by the Committee shall be determined by a majority vote of the Members of the Committee present. A member will be deemed to have consented to any resolution passed or action taken at a meeting of the Committee unless the member dissents.

32. A record of the minutes of, and the attendance at, each meeting of the Committee shall be kept. The approved minutes of the Committee shall be circulated to the Board forthwith.

33. The Committee shall report to the Board on all proceedings and deliberations of the Committee at the first subsequent meeting of the Board, and at such other times and in such manner as the Board or the By-laws of the Company may require or as the Committee in its discretion may consider advisable.

34. The Committee shall review annually its Mandate and all Guidelines, Procedures, Policies or other documents used by it in fulfilling its responsibilities.

35. The Committee shall assess performance of the Committee and each of its members on an annual basis in accordance with performance assessment guidelines provided by the Nominating and Corporate Governance Committee.

36. In the performance of its duties and responsibilities, the Committee shall have access to any and all books and records of the Company necessary for the execution of the Committee's obligations and may discuss with the officers and auditors of the Company such accounts, records, documents and other matters considered appropriate.


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

37. The Committee may retain, at the Company expense, such outside legal, accounting or other consultants and advisors as it deems necessary from time to time to fulfill its duties and responsibilities.


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


                              FINANCIAL INFORMATION
                        IN ACCORDANCE WITH CANADIAN GAAP
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2006

The consolidated financial information as set out in the Company's Fiscal 2006 Annual Report is in United States (U.S.) dollars and in accordance with U.S. GAAP. In keeping with the requirements of Canadian legislation, the Company is also providing its shareholders with a reconciliation to Canadian GAAP (in United States dollars). The generally accepted accounting principles in Canada differ in some respects from those applicable in the U.S.


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